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                                                                   EXHIBIT 10.17
                               IRREVOCABLE PROXY


     The undersigned, on behalf of himself as record owner of 610,000 shares of Common Stock of Prism Entertainment Corporation, a Delaware corporation ("Prism"), (the "Proxy Shares"), and with sole respect to the Proxy Shares, hereby revokes any previous proxies and appoints Robert Y. Lee, as the proxy of the undersigned to attend any and all meetings of the stockholders of Prism and to represent, vote, execute consents and waivers, and otherwise to act for the undersigned on all matters in such proxy's sole and absolute discretion, in the same manner and with the same effect as if the undersigned were personally present at any such meeting and voting the Proxy Shares or personally acting on any matters submitted to stockholders for approval or consent. Such proxy, in voting on the election of directors of Prism and on any other matter expressly dealt with in that certain Stockholders Agreement dated as of January 7, 1997, by and among the undersigned, Robert Y. Lee (on behalf of himself and as Trustee of the Robert Y. Lee Revocable Living trust U/D/T 1/9/91), Ingram Entertainment, Inc. and Prism, shall vote the Proxy Shares in compliance with the Stockholders Agreement.

     The undersigned authorizes such proxy to appoint or substitute any other person to act hereunder, to revoke any such appointment or substitution, and to file this proxy and any appointment, substitution or revocation with the Secretary of Prism.

     This proxy is irrevocable until January 7, 2007, and is given in connection with the merger with and into Prism of Lee Video City, Inc., a California corporation controlled by Robert Y. Lee. This proxy shall not be revoked by the death or incapacity of the undersigned.


Dated:  January 8, 1997                 /s/ Barry Collier
                                        ____________________________________
                                        BARRY COLLIER